As filed with the Securities and Exchange Commission on March 30, 2021

Registration No. 333-171813

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HARLEY-DAVIDSON, INC.
(Exact Name of Registrant as Specified in Its Charter)

Wisconsin (State or Other Jurisdiction of Incorporation or Organization) 3700 West Juneau Avenue Milwaukee, Wisconsin (Address of Principal Executive Offices)	39-1382325 (I.R.S. Employer Identification No.) 53208 (Zip Code)

Harley-Davidson, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

Paul J. Krause	with a copy to:
Vice President, Chief Legal Officer and Chief Compliance Officer	Patrick G. Quick, Esq.
Harley-Davidson, Inc.	Foley & Lardner LLP
3700 West Juneau Avenue	777 East Wisconsin Avenue
Milwaukee, Wisconsin 53208	Milwaukee, Wisconsin 53202
(414) 343-4656	(414) 271-2400
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark whether the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
Registration Statement No. 333-171813 on Form S-8 (the “Registration Statement”) covered shares of common stock, par value $0.01 per share (the “Common Stock”), of Harley-Davidson, Inc., a Wisconsin corporation (the “Company”), to be offered and sold to participants in the Harley-Davidson, Inc. Employee Stock Purchase Plan (the “Plan”), as well as interests in the Plan to be offered or sold pursuant to the Plan.

On December 1, 2020, the Company terminated the Plan. Following the termination of the Plan, no further offers or sales of common stock or Plan interests will be made under Plan. Accordingly, the Company is hereby, by means of this post-effective amendment to the Registration Statement, terminating the effectiveness of, and the offering under, the Registration Statement and, pursuant to the undertakings contained in Part II of the Registration Statement, removing any securities registered under the Registration Statement that remained unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-171813 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on March 29, 2021.

HARLEY-DAVIDSON, INC.
By:	/s/ Jochen Zeitz
Name: Title:	Jochen Zeitz President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-171813 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jochen Zeitz	Chairman, President and Chief Executive Officer	March 24, 2021
Jochen Zeitz	(Principal Executive Officer)

/s/ Gina Goetter	Chief Financial Officer	March 30, 2021
Gina Goetter	(Principal Financial Officer)

/s/ Mark R. Kornetzke	Chief Accounting Officer	March 23, 2021
Mark R. Kornetzke	(Principal Accounting Officer)

Director
Troy Alstead

/s/ R. John Anderson	Director	March 29, 2021
R. John Anderson

Director
Michael J. Cave

/s/ Allan Golston	Director	March 29, 2021
Allan Golston

/s/ Sara L. Levinson	Director	March 23, 2021
Sara L. Levinson

/s/ N. Thomas Linebarger	Director	March 23, 2021
N. Thomas Linebarger

Director
Brian Niccol

Director
Maryrose Sylvester